                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                 FORM 8-K/A-2

                            CURRENT REPORT PURSUANT
                        TO SECTION 13 OR 15 (D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported)      April 21, 1995
                                                           --------------


                           AMERAC ENERGY CORPORATION
- --------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)


                                   Delaware
- --------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)


       1-9933                                                    75-2181442
- ------------------------                                     -------------------
(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)


700 Louisiana, Suite 3330, Houston, Texas                               77002
- --------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number, including area code      (713) 223-1833
                                                        --------------


                                      N/A
- --------------------------------------------------------------------------------
            (Former Name or Address, if Changed Since Last Report)

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


          (a)  Pro Forma Consolidated Balance Sheet

          (b)  Pro Forma Consolidated Statements of Operations.

          (c) Statement of Revenues and Direct Operating Expenses of Properties Purchased in Bee County, Texas.

          (d)  Exhibits - Filed with Form 8-K dated June 20, 1995.

                           AMERAC ENERGY CORPORATION

                Pro Forma Consolidated Statements of Operations
                                  (Unaudited)


     The following unaudited pro forma consolidated statements of operations for the three months ended March 31, 1995 and for the year ended December 31, 1994 combine the historical information of the Registrant ("Amerac") and the properties (see Note 1 on page 7) acquired in Cosden Field on April 21, 1995 ("Acquired Properties") together with the related pro forma adjustments which are based on estimates and assumptions explained in further detail in the accompanying notes. The pro forma statements of operations for the three months ended March 31, 1995 and for the year ended December 31, 1994 reflect the consolidated operations of Amerac and the Acquired Properties as if the acquisition was consummated on the first day of each respective period. The unaudited pro forma balance sheet at March 31, 1995 reflects the transaction as if it had occurred on the last day of the period.

     The unaudited pro forma balance sheet and consolidated statements of operations are provided for comparative purposes only and should be read in conjunction with the historical consolidated financial statements of the Registrant and the historical statements of revenues and direct operating expenses of the Acquired Properties and the related notes thereto included herewith. The pro forma information presented is not necessarily indicative of the future combined financial results or as they might have been for the periods indicated had the acquisition been consummated at the beginning of each respective period.

                           AMERAC ENERGY CORPORATION

                       UNAUDITED PRO FORMA BALANCE SHEET
                                March 31, 1995

                                                        Amerac      Adjustments
                                                      Historical      (Note 1)      Pro Forma
                                                    -------------   -----------   ------------
        Assets
        ------

Current assets
 Cash and equivalents                                $  3,643,000   $(2,900,000)  $    743,000
 Accounts receivable                                      168,000        79,000        247,000
 Other                                                    278,000             -        278,000
                                                     ------------   -----------   ------------
   Total current assets                                 4,089,000    (2,821,000)     1,268,000
                                                     ------------   -----------   ------------

Oil and gas properties, successful efforts method      16,818,000     2,844,000     19,662,000
 Accumulated depreciation, depletion and
   amortization                                       (12,004,000)            -    (12,004,000)
                                                     ------------   -----------   ------------
   Net property and equipment                           4,814,000     2,844,000      7,658,000
                                                     ------------   -----------   ------------
Other assets                                              159,000             -        159,000
                                                     ------------   -----------   ------------
                                                     $  9,062,000   $    23,000   $  9,085,000
                                                     ============   ===========   ============

      Liabilities and Shareholders' Equity
      ------------------------------------

Current liabilities
 Accounts payable                                    $     40,000   $    23,000   $     63,000
 Accrued liabilities                                      147,000             -        147,000
 Current portion of long-term debt                      1,929,000             -      1,929,000
 Current obligations under gas contract                   720,000             -        720,000
                                                     ------------   -----------   ------------
   Total current obligations                            2,836,000        23,000      2,859,000
                                                     ------------   -----------   ------------

Long-term liabilities                                     465,000             -        465,000
                                                     ------------   -----------   ------------
Shareholders' equity
 $4.00 Senior preferred, $1.00 par, 1,671,060
   shares issued and outstanding                         1,671,000            -      1,671,000
 Common stock, $.05 par value; 50,000,000
   shares authorized; 20,433,498 shares issued
   and outstanding                                       1,022,000            -      1,022,000
 Additional paid-in capital                            141,690,000            -    141,690,000
 Accumulated deficit                                  (138,622,000)           -   (138,622,000)
                                                      ------------   ----------   ------------
   Total shareholders' equity                            5,761,000            -      5,761,000
                                                      ------------   ----------   ------------
                                                      $  9,062,000   $   23,000   $  9,085,000
                                                      ============   ==========   ============

                  The accompanying notes are an integral part
                 of this consolidated pro forma balance sheet.

                           AMERAC ENERGY CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                              Three Months Ended March 31, 1995
                                       -------------------------------------------------
                                                    Acquired
                                        Amerac     Properties   Adjustments
                                      Historical    (Note 2)     (Note 2)     Pro Forma
                                      ----------   ----------   -----------   ----------
REVENUES
 Oil, gas and related product sales    $824,000    $ 124,000    $       -     $  948,000
 Other operating income                  64,000            -            -         64,000
                                      ---------    ---------    ---------     ----------
   Total revenues                       888,000      124,000            -      1,012,000
                                      ---------    ---------    ---------     ----------

EXPENSES
 Lease operations                       200,000       43,000            -        243,000
 Exploration expenses, including dry
  hole costs and impairments              7,000            -            -          7,000
 Depreciation and amortization          275,000            -       50,000        325,000
 Administrative                         345,000            -            -        345,000
 Interest                                54,000            -       29,000         83,000
                                      ---------    ---------    ---------     ----------
   Total expenses                       881,000       43,000       79,000      1,003,000
                                      ---------    ---------    ---------     ----------

Income (loss) before tax                  7,000       81,000      (79,000)         9,000
Provisions for federal income tax             -            -            -              -
                                      ---------    ---------    ---------     ----------

NET INCOME (LOSS)                     $   7,000    $  81,000    $ (79,000)    $    9,000
                                      =========    =========    =========     ==========

NET INCOME (LOSS) APPLICABLE
 TO COMMON SHAREHOLDERS               $(187,000)   $  81,000    $ (79,000)    $ (185,000)
                                      =========    =========    =========     ==========

NET LOSS PER COMMON SHARE             $    (.01)   $       -    $       -     $     (.01)
                                      =========    =========    =========     ==========

AVERAGE COMMON SHARES
 OUTSTANDING                         16,390,000   16,390,000   16,390,000     16,390,000
                                     ==========   ==========   ==========     ==========


                  The accompanying notes are an integral part
                 of this consolidated pro forma balance sheet

                           AMERAC ENERGY CORPORATION

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                                  Year Ended December 31, 1994
                                        ----------------------------------------------------
                                                      Acquired
                                         Amerac      Properties     Adjustments
                                       Historical     (Note 2)        (Note 2)     Pro Forma
                                       ----------    ----------    ------------   -----------
REVENUES

 Oil, gas and related product sales    $ 4,125,000   $  419,000     $        -    $ 4,544,000
 Other operating income                      3,000            -              -          3,000
 Gain on sale of assets                   (102,000)           -              -       (102,000)
 Gain on contractual settlements           474,000            -              -        474,000
 Interest income                           237,000            -       (116,000)       121,000
                                       -----------   ----------     ----------    -----------
   Total revenues                        4,737,000      419,000       (116,000)     5,040,000
                                       -----------   ----------     ----------    -----------

EXPENSES
 Lease operations                          894,000      408,000              -      1,302,000
 Exploration expenses, including
   dry hole costs and impairments          345,000            -              -        345,000
 Depreciation and amortization           1,222,000            -        146,000      1,368,000
 Administrative                          1,775,000            -              -      1,775,000
 Interest                                  229,000            -              -        229,000
                                       -----------   ----------     ----------    -----------
   Total expenses                        4,465,000      408,000        146,000      5,019,000
                                       -----------   ----------     ----------    -----------

Income (loss) before tax                   272,000       11,000       (262,000)        21,000
Provision for federal income tax                 -            -              -              -
                                       -----------   ----------     ----------    -----------
INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM                    $   272,000   $   11,000     $ (262,000)   $    21,000
                                       ===========   ==========     ==========    ===========
NET INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM APPLICABLE
 TO COMMON SHAREHOLDERS                $(3,828,000)  $   11,000     $ (262,000)   $(4,079,000)
                                       ===========   ==========     ==========    ===========

INCOME (LOSS) BEFORE
 EXTRAORDINARY ITEM PER
 COMMON SHARE                          $     (0.24)  $        -     $    (0.02)   $     (0.26)
                                       ===========   ==========     ==========    ===========

AVERAGE COMMON SHARES
 OUTSTANDING                           15,884,000    15,884,000     15,884,000     15,884,000
                                       ===========   ==========     ==========    ===========

                  The accompanying notes are an integral part
                 of this consolidated pro forma balance sheet

                           AMERAC ENERGY CORPORATION

        Notes to Unaudited Pro Forma Balance Sheet as of March 31, 1995
                                      and
           Unaudited Pro Forma Consolidated Statement of Operations
                    for the Period Ended December 31, 1994


1.   PRO FORMA BALANCE SHEET ADJUSTMENTS

          The accompanying unaudited pro forma consolidated balance sheet reflects the company's balance sheet as if the transaction had been effective March 31, 1995. The following adjustments are included:

          (a) The purchase price, including acquisition expenses, of approximately $2,900,000, was funded with cash.

          (b) The purchase price has been adjusted for accrued production and related operating expenses for the months of February and March 1995 pursuant to the purchase agreement.

2.   PRO FORMA STATEMENT OF OPERATION ADJUSTMENTS

          The accompanying unaudited pro forma consolidated statements of operations reflect the following adjustments:

          (a) The information reflected as "Acquired Properties" herewith pertains only to certain producing properties in the Cosden Field in Bee County, Texas acquired on April 21, 1995. The information included in the pro forma information for the three months ended March 31, 1995 in the column "Acquired Properties" includes operational information from January 1, 1995 to March 31, 1995.

          (b) Depreciation, depletion and amortization expense has been computed using the units of production method and reflects the Company's increased investment in oil and gas properties.

          (c) A decrease in interest income was computed for each of the periods for which an unaudited pro forma consolidated statement of operations is presented reflecting that $2,900,000 of cash, which funded the acquisitions, was not available for investment purposes.

          (d) No additional general and administrative expense is expected as management believes it can absorb these operations without additional personnel.

          (e) As the Company has a large net operation loss carryforward, no income tax provision is necessary.

3.   EARNINGS PER SHARE

          Net income or loss per common share is computed by dividing the net income or loss attributable to common shareholders by the weighted average number of shares of common stock outstanding. In computing income or loss per share, the $2.25 Convertible Exchangeable Preferred Stock dividends, either declared or in arrearage for the period, decreases the income attributable to common shareholders for 1994. For the period ended March 31, 1995, the net losses per share was adjusted for the dividends on the $4.00 Senior Preferred. The stock options warrants and convertible debt and equity are anti-dilutive and were not included in the calculation of losses per share.

4.   OIL AND GAS RESERVE INFORMATION

          The proved reserves relating to the Acquired Properties, which include interest in three producing wells with approximately .8 BOE of proved reserves, would have represented approximately 34% of Amerac Energy Corporation total proved reserves as of December 31, 1994 which, after including the Acquired Properties, would have been approximately 2.32 million BOE in 1994. The reserve quantities of the Acquired Properties were estimated by an independent oil and gas reservoir engineering firm. All estimates were prepared in accordance with guidelines established by the Securities and Exchange Commission. All of the reserves are located within the United States.

                       Statement of Revenues and Direct
                       Operating Expenses of Properties
                       Sold to Amerac Energy Corporation

                       Report of Independent Accountants



June 16, 1995


To the Board of Directors of
Amerac Energy Corporation



We have audited the accompanying statement of revenues and direct operating expenses attributable to certain oil and gas properties acquired by Amerac Energy Corporation (the statement) for the years ended December 31, 1994 and 1993. The statement is the responsibility of the management of C.J. Woffard, as operator of the properties. Our responsibility is to express an opinion on the statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement . An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a report on Form 8-K of Amerac Energy Corporation as described in Note 2 and is not intended to be a complete presentation of revenues and direct operating expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the properties acquired by Amerac Energy Corporation described in Note 2 for the years ended December 1994 and 1993, in conformity with generally accepted accounting principles.


[Signature appears here]
Price Waterhouse LLP

Fort Worth, Texas
June 16, 1995

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
OF PROPERTIES SOLD TO AMERAC ENERGY CORPORATION
- --------------------------------------------------------------------------------

                                       For the three  For the year  For the year
                                       months ended      ended         ended
                                         March 31,    December 31,  December 31,
                                           1995           1994          1993
                                       -------------  ------------  ------------
                                        (unaudited)

Revenues:
 Oil, gas and related product sales      $124,000       $419,000       $173,000

Direct operating expenses:
 Lease operating expense                   34,000        378,000        203,000
 Severance taxes                            9,000         30,000         12,000
                                          -------       --------       --------
                                           43,000        408,000        215,000
                                          -------       --------       --------

Excess (deficit) of revenues over
 direct operating expenses               $ 81,000       $ 11,000       $(42,000)
                                         ========       ========       ========

        The accompanying notes are an integral part of this statement.

NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
OF PROPERTIES SOLD TO AMERAC ENERGY CORPORATION
- -------------------------------------------------------------------------------

1.   THE PROPERTIES

          The accompanying statement represents the revenues and direct operating expenses attributable to the net interest in three producing wells and certain non-producing leases sold to Amerac Energy Corporation ("Amerac"), effective February 1, 1995, from a group of investors for $2.9 million cash. The properties are located in Bee County, Texas.

2.   BASIS OF PRESENTATION

          Historical financial statements reflecting financial position, results of operations and cash flows required by generally accepted accounting principles are not presented, as such information is neither readily available on an individual property basis nor meaningful for the properties acquired. Historically, no allocation of administrative overhead was made to the properties. Accordingly, the statement is presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

          Revenues and direct operating expenses included in the accompanying statement represents the net working interests in the properties acquired and are presented on the accrual basis of accounting. No provision has been made for depreciation, depletion, and amortization, allocated general and administrative expenses, or corporate income taxes.

3.   OIL AND GAS RESERVES INFORMATION (UNAUDITED)

          Unaudited reserve information as of December 31, 1994 and 1993 related to the acquired properties is presented in the table below.

                                        Oil        Gas
                                       (Bbl)      (Mcf)
                                      -------    --------
     Oil and Gas Reserves Quantities
     -------------------------------

     PROVED DEVELOPED AND
      UNDEVELOPED RESERVES:

     December 31, 1992                  88,007   4,486,057
      Production                        (2,141)    (75,856)
                                       -------   ---------

     December 31, 1993                  85,866   4,410,201
      Production                        (4,471)   (221,859)
                                       -------   ---------

     December 31, 1994                  81,395   4,188,342
                                       =======   =========

     PROVED DEVELOPED RESERVES:

     As of December 31, 1993            60,631   3,116,201

     As of December 31, 1994            56,160   2,894,342


NOTES TO STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
OF PROPERTIES SOLD TO AMERAC ENERGY CORPORATION
- --------------------------------------------------------------------------------

          The standardized measure of discounted future net cash flows ("standardized measure") relating to proved oil and gas reserves sold is calculated in accordance with Statement of Financial Accounting Standards No. 69. The standardized measure has been prepared assuming year-end selling prices adjusted for future fixed and determinable contractual price changes, year-end development and production costs and a 10% annual discount rate. The reserves and the related standardized measure at December 31, 1994 and 1993 as evaluated by Amerac petroleum engineers, were adjusted for production during 1994 and 1993 and, in addition, the standardized measure was also adjusted for price changes to derive reserves and the standardized measure as of December 31, 1992. The standardized measure is not the fair market value of the mineral interest sold and the standardized measure presented for the proved oil and gas reserves is not representative of their value.

                                                    Year Ended      Year Ended
                                                   December 31,    December 31,
                                                      1994            1993
                                                   ------------    ------------

      Future cash inflows                           $7,336,000      $9,930,000
      Future production and development costs        2,596,000       3,233,000
                                                    ----------      ----------
      Future net cash flows undiscounted             4,740,000       6,697,000
       10% annual discount for estimated timing
         of cash flows                               2,268,000       3,474,000
                                                    ----------      ----------

      STANDARDIZED MEASURE OF DISCOUNTED
       FUTURE NET CASH FLOWS                        $2,472,000      $3,223,000
                                                    ==========      ==========

          The following are principal sources of change in the standardized measure of discounted future net cash flows:

                                                    Year Ended      Year Ended
                                                   December 31,    December 31,
                                                       1994            1993
                                                   ------------    ------------

     STANDARDIZED MEASURE OF DISCOUNTED
       FUTURE NET CASH FLOWS AT BEGINNING OF
       PERIOD                                       $ 3,223,000     $ 2,705,000

     Changes resulting from:
       Net changes in prices                         (1,062,000)        205,000
       Sales of oil and gas produced                    (11,000)         42,000
       Accretion of discounts                           322,000         271,000
                                                    -----------      ----------
     STANDARDIZED MEASURES OF DISCOUNTED
       FUTURE NET CASH FLOWS AT END OF PERIOD       $ 2,472,000     $ 3,223,000
                                                    ===========     ===========

                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                AMERAC ENERGY CORPORATION
                                                      (Registrant)



                                                By:  /s/ Jeffrey L. Stevens
                                                    ----------------------------
                                                         Jeffrey L. Stevens
                                                       Sr. Vice President and
                                                       Chief Financial Officer



Date:  June 19, 1995